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                              ARTICLES OF AMENDMENT

                                       OF

                   THE OFFITBANK VARIABLE INSURANCE FUND, INC.

     The Offitbank Variable Insurance Fund, Inc., a Maryland Corporation, with its principal corporate office in the State of Maryland (hereinafter the "Corporation") certifies that:

     FIRST:      The Charter of the Corporation is hereby amended to change the name of the Corporation by deleting in its entirety Article SECOND of the Articles of Incorporation of the Corporation and inserting in lieu thereof the following:

     SECOND:     The name of the Corporation is The Offit Variable Insurance
Fund, Inc. (hereinafter called the "Corporation").

     SECOND:     A majority of the Board of Directors of the Corporation
approved the foregoing amendment to the Charter as set forth in Article FIRST hereto. The foregoing amendment is limited to a change expressly permitted by
Section 2-605 of Maryland General Corporation Law and is to be made without action by the stockholders. The Corporation is registered as an open-end company under the Investment Company Act of 1940.


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     THIRD:     The undersigned President of the Corporation acknowledges these
Articles of Amendment to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned President acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties of perjury.

     IN WITNESS WHEREOF, the Corporation has caused this instrument to be signed in its name and on its behalf by its President and witnessed by its Secretary on the 20th day of October, 1999.

                               The Offitbank Variable Insurance Fund, Inc.

                               By:      /s/ Wallace Mathai-Davis
                                        -----------------------------
                                        Wallace Mathai-Davis
                                        Chairman of the Board

ATTEST:

/s/ Stephen Brent Wells
-----------------------
Stephen Brent Wells
Secretary

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